UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2008

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47827 Halyard Drive, Plymouth, MI		48170-2461
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           On December 31, 2008, Perceptron, Inc. (the “Company”) entered into a Severance Agreement which supersedes and renders void a prior severance agreement with Paul J. Eckhoff, Senior Vice President - Commercial Products Business Unit.  The reason the Company and Mr. Eckhoff agreed to replace the prior severance agreement was to make changes necessary to ensure that the Severance Agreement complies with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended.

Section 409A is the provision of the tax law enacted in 2004 to govern certain “nonqualified deferred compensation” arrangements that imposes accelerated tax penalties on service providers (including employees and directors) if a covered arrangement does not comply with Section 409A.  Although Section 409A’s provisions have been in effect since 2005, final regulations under Section 409A were not issued until 2007 and took effect on January 1, 2009.

The Severance Agreement between the Company and Mr. Eckhoff provides for, among other things, the payment of an amount of severance equal to six months of his current annual base salary, as in effect immediately prior to his termination, a prorated portion of any bonus he would have earned for the year of termination had they been employed by the Company at the end of the applicable bonus period, and continuation of Company-provided health, welfare and car benefits for six months.

Severance is payable to Mr. Eckhoff only if he is terminated by the Company for any reason other than death, disability, or cause (as defined in the Severance Agreement).

In the event of a change in control (as defined in the Severance Agreements), and if within certain time periods set forth in the Severance Agreements, Mr. Eckhoff is terminated by the Company for any reason other than death, disability or cause, or he resigns for good reason (as defined in the Severance Agreement), Mr. Eckhoff will be entitled to an amount of severance equal to one times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health, welfare and car benefits for one year and continued coverage under director and officer liability insurance policies.

Attached hereto and incorporated by reference as Exhibit 10.1 is the Severance Agreement relating to Mr. Eckhoff. The foregoing description summarizes certain provisions of the Severance Agreement and is qualified in its entirety by reference to the actual terms and conditions in the attached document which are incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

	Exhibit No.	Description

	10.1	Severance Agreement dated December 31, 2008 between the Company and Paul J. Eckhoff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC. (Registrant)

Date: January 7, 2009	/s/ David W. Geiss
	By:	David W. Geiss
	Title:	Vice President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Severance Agreement dated December 31, 2008 between the Company and Paul J. Eckhoff.